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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


To the Board of Directors
Payless ShoeSource, Inc.
Topeka, Kansas


We consent to the incorporation by reference in Registration Statement Nos. 333-25877, 333-28483, 333-30371, and 333-67684 of Payless ShoeSource, Inc. on
Forms S-8 of our report dated April 1, 2004, (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) the adoption of a new accounting principle and (ii) the application of procedures relating to certain other disclosures and reclassifications of financial statement amounts related to the February 2, 2002 consolidated financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures and reclassifications) appearing in this Annual Report on Form 10-K of Payless ShoeSource, Inc. for the year ended January 31, 2004.



/s/ DELOITTE & TOUCHE LLP


Kansas City, Missouri
April 9, 2004